Sarcos Appoints Laura Peterson as President and Chief Executive Officer

Ben Wolff Re-joins Executive Team as Executive Vice Chairman

SALT LAKE CITY— Oct. 25, 2023 — Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW), a technology leader in advanced robotic systems, solutions, and software that redefine human possibilities, today announced that the Company’s interim President and Chief Executive Officer, Laura Peterson, has been appointed to serve as the Company’s permanent President and Chief Executive Officer. The Company also announced that Sarcos co-founder, current director and former Chief Executive Officer, Ben Wolff, has re-joined the executive team as Executive Vice Chairman.

Peterson has served as interim President and Chief Executive Officer since May 2023 and has served on the Board of Directors since September 2021. She will continue to serve on the Company’s Board of Directors.

Wolff led the company from 2015 to 2021 as Chairman, President, and Chief Executive Officer and has served on the Company’s Board of Directors since 2015, including as Executive Chairman from December 2021 to January 2023. As part of the executive team, Wolff will help evaluate and pursue strategic business opportunities, including for the Company’s Advanced Technologies Division.

Under Peterson’s leadership, Sarcos has significantly reduced inefficiencies, optimized operations, fostered the AI/ML business, and reduced cash usage.

“Laura stepped in at a critical time when the Company had failed to meet key product development milestones due to, among other factors, unexpected engineering challenges, lingering supply chain issues, and a lack of focus from trying to develop and commercialize a large number of products at the same time. She has done a remarkable job over the past six months to narrow the Company’s focus, secure customer wins and reduce cash burn,” said Dennis Weibling, Sarcos’ Chairman of the Board. “We anticipate that the combined and complementary talents of Laura as CEO and Ben as the Executive Vice Chair will help the company move forward as our product development and commercialization efforts continue.”

“I am honored the Board has asked me to stay on permanently as Sarcos’ leader and for the opportunity to continue moving the Company forward,” Peterson said. “We have made progress in a short time, and I am excited to lead the Company as products are developed.”

Peterson’s career and corporate board experience spans multinational industrial, high-growth technology, and transportation sectors. During her 22-year Boeing aerospace career, she held a series of executive positions and served on the Executive Leadership Team of three Boeing Commercial Airplanes (BCA) CEOs, as well as BCA Airplane Production and Supplier Management, BCA Strategy and Boeing International. She was frequently tapped to lead priority and emergent areas of high strategic and financial importance to the company. Her most recent role was Vice President, Business Development for China, Boeing’s largest commercial market.

Peterson is a member of the Board of Directors of Air Transport Services Group, Inc (NASDAQ: ATSG) and Accelya Group, a Vista Equity Partners SaaS portfolio company. Peterson holds a bachelor’s degree in industrial engineering from Stanford University and an MBA from The Wharton School at the University of Pennsylvania.

Wolff, in addition to serving on the Sarcos Board, serves as a member of the Board of Directors for the satellite communications company, Globalstar, Inc. (NYSE American: GSAT). Before co-founding Sarcos, Wolff led the restructuring and turnaround of a publicly traded satellite communications company, co-founded and led Clearwire Corporation, which was sold to Sprint for more than $14 billion, and served as President of Eagle River Investments, an investment fund focused on telecom and technology investments.

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About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) is a technology leader in advanced robotic systems, solutions, and software that redefine human possibilities and are designed to enable the safest most productive workforce in the world. Sarcos robotic solutions address the challenging, unstructured, industrial environments for markets that require a high degree of accuracy, efficiency and can benefit from task autonomy. For more information, please visit www.sarcos.com and connect with us on LinkedIn at www.linkedin.com/company/sarcos.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Sarcos’ personnel and organizational structure. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk

Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Sarcos PR and Investor Contacts:

pr@sarcos.com

ir@sarcos.com